Execution Version

AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of May 24, 2012, is entered into by and among AEROFLEX INCORPORATED, a Delaware corporation (the “Borrower”), AEROFLEX HOLDING CORP. (“Holdings”), certain Subsidiaries of the Borrower as Guarantors (the “Guarantors”) thereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS:

A.           The Borrower, Holdings, the Guarantors, the Lenders and the Administrative Agent, have heretofore entered into that certain Credit and Guaranty Agreement dated as of May 9, 2011 (the “Credit Agreement”). Capitalized terms used herein without definition have the meanings given such terms in the Credit Agreement.

B.           The Borrower has requested that the Credit Agreement be amended as described herein.

C.           Section 10.5(a) of the Credit Agreement provides that the Credit Agreement and the other Credit Documents may be amended with the consent of the Credit Parties, the Requisite Lenders and the Administrative Agent.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1   Amendment. Effective as of the Amendment No. 1 Effective Date (as defined below) the Credit Agreement is hereby amended as follows:

(a)          The definition of “Applicable Margin” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Applicable Margin” means for Tranche B Term Loans, Revolving Loans and Swing Line Loans a percentage per annum equal to (i) until delivery of financial statements and a related Compliance Certificate for the first fiscal quarter ending after the Amendment No. 1 Effective Date pursuant to Section 5.1(d), (A) for Eurodollar Rate Loans 4.50% and (B) for Base Rate Loans 3.50% and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c):

Amendment No. 1 to Credit Agreement

Pricing Level	Total Leverage Ratio	Base Rate for Tranche B Term Loans and Revolving Loans (including Swing Line Loans)	Eurodollar Rate for Tranche B Term Loans and Revolving Loans
I	≥ 4.00	3.50%	4.50%
II	< 4.00	3.25%	4.25%

No change in the Applicable Margin shall be effective until one Business Day after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(c) calculating the Total Leverage Ratio. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(c), the Applicable Margin with respect to the Tranche B Term Loans and Revolving Loans shall be determined as if the Total Leverage Ratio were in excess of 4.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(c), Administrative Agent shall give each Lender notice of the Applicable Margin in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrower shall immediately deliver to Administrative Agent a correct certificate required by Section 5.1 for such Applicable Period, (ii) the Applicable Margin shall be determined using the applicable Total Leverage Ratio calculated in such correct certificate delivered pursuant to clause (i) above and (iii) Borrower shall immediately pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.10 or Section 8.

(b)          The definition of “Mortgage Property” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Mortgaged Property” shall mean (a) each Material Real Estate Asset identified as a Mortgaged Property on Schedule 5.11 and (b) each Material Real Estate Asset, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11.”

(c)          Section 2.13(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Amendment No. 1 to Credit Agreement

“(c)          In the event that the Tranche B Term Loans are repaid in whole or in part pursuant to Section 2.13(a) on or after the Amendment No. 1 Effective Date but on or prior to the first anniversary of the Amendment No. 1 Effective Date with the proceeds of other loans with a Yield that is lower than the Yield of the Tranche B Term Loan, Borrower shall pay to each Tranche B Term Loan Lender a prepayment premium of 1.00% of the amount of such Lender’s Tranche B Term Loan so repaid.”

(d)          The table set forth in Section 2.14(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Senior Secured Leverage Ratio	Prepayment %
>4.00:1.00	75%

< 4.00:1.00 > 3.25:1.00	50%

< 3.25:1.00 > 2.75:1.00	25%

< 2.75:1.00	0%

(e)          Clause 1(D) of the first proviso in Section 2.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(D) if such removal is in connection with a reduction in the interest rates or fees payable with respect to the Tranche B Term Loans prior to the first anniversary of the Amendment No. 1 Effective Date, a fee equal to 1% of the principal amount of such Terminated Lender’s Tranche B Term Loan;”

(f)          Section 6.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.7           Maximum Total Leverage Ratio.Holdings shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2012, to exceed the correlative ratio indicated:

Fiscal Quarter	Total Leverage Ratio
June 30, 2012	5.75:1.00
September 30, 2012	5.75:1.00
December 31, 2012	5.75:1.00
March 31, 2013	5.50:1.00
June 30, 2013	5.50:1.00
September 30, 2013	5.25:1.00
December 31, 2013	5.25:1.00
March 31, 2014	5.00:1.00
June 30, 2014	4.50:1.00
September 30, 2014	4.00:1.00
December 31, 2014	3.75:1.00
March 31, 2015 and each Fiscal Quarter thereafter	3.50:1.00

Amendment No. 1 to Credit Agreement

SECTION 2   Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 2 (the “Amendment No. 1 Effective Date”), with any documents delivered to the Administrative Agent dated the Amendment No. 1 Effective Date unless otherwise noted:

2.1.          Execution of Amendment. The Administrative Agent shall have received this Amendment, duly executed and delivered by each of the Credit Parties, the Lenders constituting the Requisite Lenders and the Administrative Agent.

2.2.          Fees and Expenses.

(a)          As consideration for the execution of this Amendment (and provided that all of the other conditions set forth in this Section 2 are satisfied), the Borrower agrees to pay to the Administrative Agent for the account of each Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed Amendment by 2:30 p.m. New York time on May 22, 2012, a consent fee equal to 0.25% of (i) with respect to each Term Loan Lender, such Term Loan Lender’s outstanding Term Loans as of the Amendment No. 1 Effective Date and (ii) with respect to each Revolving Lender, such Revolving Lender’s Revolving Commitments in effect as of the Amendment No. 1 Effective Date; provided, that each Lender executing this Amendment acknowledges and consents to the payment of such consent fee to the Administrative Agent for the benefit of such Lender.

(b)          The Borrower shall have paid to J.P. Morgan Securities LLC all fees and expense reimbursement required to be paid to them on the Amendment No. 1 Effective Date as separately agreed in writing by the Borrower and J.P. Morgan Securities LLC.

2.3.          Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by an Authorized Officer on behalf of the Borrower, confirming that the representations and warranties contained in Section 3 hereof are true and correct as of the Amendment No. 1 Effective Date.

SECTION 3   Representations and Warranties. On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, each Credit Party hereby represents and warrants to each Lender as follows:

Amendment No. 1 to Credit Agreement

(a)            This Amendment has been duly authorized, executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party, as applicable, in accordance with its terms, and the Credit Agreement after giving effect to this Amendment constitutes the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party, in accordance with its terms (in each case, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law));

(b)            the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(c)            no Default or Event of Default has occurred and is continuing.

SECTION 4   References to and Effect on the Credit Agreement.

4.1.          This Amendment shall constitute a Credit Document. On and after the Amendment No. 1 Effective Date, each reference to the Credit Agreement in the Credit Documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

4.2.          Except as specifically amended above, the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each Credit Party after giving effect to this Amendment.

4.3.          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement, the Credit Documents or the Ancillary Documents.

SECTION 5 Post-Closing Covenant. Within sixty (60) days after the Amendment No. 1 Effective Date, unless extended in writing by the Collateral Agent in its sole discretion, with respect to the Mortgaged Property, the Borrower shall deliver, or shall cause the applicable Credit Party to deliver, to the Collateral Agent the following:

(a)          with respect to each existing Mortgage, (i) a title search demonstrating that such applicable Mortgaged Property is free and clear of all Liens except for Permitted Liens and (ii) if a Mortgage Amendment is required, a modification endorsement to the existing Mortgage Policy which shall be in form and substance reasonably satisfactory to the Collateral Agent;

(b)          with respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the title search and the endorsement to the Mortgage Policy contemplated in subparagraph (a) of this Section 5 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the title search and the endorsement to the Mortgage Policy contemplated in subparagraph (a) of this Section 5; and either:

Amendment No. 1 to Credit Agreement

(1)         written confirmation, in form and substance reasonably satisfactory to the Collateral Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:

(A)         the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(B)         no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

(2)         such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Collateral Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(A)         an executed amendment to the existing Mortgage (the “Mortgage Amendment” and the existing Mortgage, as amended by such Mortgage Amendment, if any, a “Mortgage”); and

(B)         evidence of payment by the Borrower of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above.

SECTION 6           Miscellaneous.

6.1.          Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart. Delivery of an executed signature page to this Amendment by telecopy or electronic (pdf) transmission shall be deemed to constitute delivery of an originally executed signature page hereto.

Amendment No. 1 to Credit Agreement

6.2.          Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

6.3.          Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

6.4.          Integration. This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

6.5.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by each Credit Party and the Administrative Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than each Credit Party, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

6.6.          Consent to Jurisdiction; Waiver of Jury Trial.

The provisions of Section 10.15 and Section 10.16 of the Credit Agreement shall apply to the Lenders, the Administrative Agent and the Credit Parties with respect to this Amendment to the same extent as such Sections are applicable to the Credit Agreement.

[Signature Page Follows]

Amendment No. 1 to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

AEROFLEX HOLDING CORP.

By:	/s/ John Adamovich
	Name:	John Adamovich
	Title:	Senior Vice President and
Chief Financial Officer

AEROFLEX INCORPORATED

By:	/s/ John Adamovich
	Name:	John Adamovich
	Title:	Senior Vice President and
Chief Financial Officer

AEROFLEX / INMET, INC.

By:	/s/ John Adamovich
	Name:	John Adamovich
	Title:	Vice President

Amendment No. 1 to Credit Agreement

AEROFLEX PLAINVIEW, INC.,
AEROFLEX COLORADO SPRINGS, INC.,
AEROFLEX SYSTEMS GROUP INC.,
AEROFLEX WICHITA, INC.,
IFR SYSTEMS, INC.,
IFR FINANCE, INC.,
AEROFLEX MICROELECTRONIC SOLUTIONS, INC.,
AEROFLEX CONTROL COMPONENTS, INC.,
AEROFLEX / METELICS, INC.,
AEROFLEX / WEINSCHEL, INC.,
AEROFLEX BLOOMINGDALE, INC.,
MCE ASIA, INC.,
AIF CORP.,
AEROFLEX RAD, INC.,
AEROFLEX ACQUISITION ONE, INC.,
AEROFLEX ACQUISITION TWO, INC.,
AEROFLEX ACQUISITION THREE, INC.,

By:	/s/ John Adamovich
	Name:	John Adamovich
	Title:	Vice President

Amendment No. 1 to Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Justin B. Kelley
Name:	Justin B. Kelley
Title:	Vice President

Amendment No. 1 to Credit Agreement